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                                                                     Exhibit 5.1


                      [McCARTER & ENGLISH, LLP LETTERHEAD]


                                                                     May 6, 2002


One Liberty Properties, Inc.
60 Cutter Mill Road
Great Neck, NY  11021

Ladies and Gentlemen:

         In connection with the registration of 2,875,000 shares (the "Shares") of common stock, par value $1.00 per share ("Common Stock"), of One Liberty Properties, Inc., a Maryland corporation (the "Company"), on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below. The Shares include up to 375,000 shares of Common Stock subject to an over-allotment option.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity of the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

         Based on the foregoing, it is our opinion that:

         1. The Company is duly incorporated and existing under the laws of the State of Maryland;

         2.       The Shares have been duly authorized; and


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One Liberty Properties, Inc.
May 6, 2002
Page 2


         3. The 2,500,000 shares of Common Stock being sold by the Company and the 375,000 shares of Common Stock covered by the over-allotment option granted to the underwriters referred to in the Registration Statement, when sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.



                                                   Very truly yours,

                                                   /s/ McCarter & English, LLP

                                                   McCarter & English, LLP